EXHIBIT 10.15

PROMISSORY NOTE

Amount: $199,000.00	Date: April 21, 2015

FOR VALUE RECEIVED, BTND, LLC, a limited liability company organized and existing under the laws of State of Colorado, with offices at 405 West Main Street, West Fargo, North Dakota 58078 (the “Company”), promises to pay to the order of Titan Asset Advisors, LLC, a Delaware limited liability company, or its registered assigns (the “Holder”), the principal amount of One Hundred Ninety Nine Thousand Dollars and No Cents ($199,000.00), together with interest incurred thereon, all as hereinafter provided. Any payments of amounts due under this promissory note (“Note”) shall be in such currency of the United States at the time of payment as shall be legal tender for the payment public or private debts.

1. Interest. Prior to the date upon which this Note becomes due and payable as described herein, the unpaid balance of the principal amount shall accrue simple interest at a rate equal to One Percent (1%) per annum. Interest shall be computed on the basis of a 360-day year. All payments received by the Holder hereunder will be applied first to costs of collection and fees, if any, then to interest, and the balance to principal.

2. Payment. Except as otherwise provided herein, all principal and interest accrued and unpaid under this Note shall become due and payable to Holder within three (3) days after the date of the closing of the first sale of securities by the Company after the Effective Date (as defined below) from which the Company receives gross proceeds in the aggregate equal to at least $2.0 million (the “Maturity Date”); provided, however, that the Company’s obligations under this Note will be void, ab initio, and this Note shall be cancelled upon the election of those persons who are members of the Company as of the date of this Note who hold a majority in interest of the membership interest in the Company, in the event that the Company does not complete an offering of securities from which it receives gross proceeds of at least $2.0 million within ninety (90) days aft the Effective Date . For purposes of this Note, the term :”Effective Date” means the date on which a certificate of merger is filed with the Secretary of State of Colorado with respect to a merger of the Company with a wholly owned subsidiary of a company that has a class of securities registered under the Securities Exchange Act of 1934, as amended. This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Company. If any payment due hereunder shall become due on a Saturday, Sunday or legal holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day in New York. Payment shall be made to the Holder at the address and bank coordinates provided to the Company by the Holder in accordance with Section 11 below.

3. Events of Default. At the option of the Holder, the entire unpaid principal amount of this Note and any accrued interest thereon shall become immediately due and payable if an Event of Default shall occur. Each of the following events shall constitute an “Event of Default” hereunder:

(a) the failure of the Company to pay the amount of principal on and interest accrued under this Note in accordance with the terms hereof, when the same shall become due and payable and such failure shall continue for ten (10) days after written notice of such nonpayment; or

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(b) after the Effective Date, the Company’s insolvency, assignment for the benefit of creditors, application for or appointment of a receiver, filing of a voluntary or involuntary petition under any provision of the United States Bankruptcy Code or amendments hereto or any other United States federal or state statute affording relief to debtors; or there shall be commenced against the Company any such proceeding or filed against the Company any such application or petition which proceeding, application or petition is not dismissed or withdrawn within sixty (60) days of commencement or filing as the case may be; or

(c) the default in the due observance or performance of any material covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof and such default shall continue uncured for ten (10) days after written notice thereof, specifying such default, shall have been given to the Company by the Holder of this Note.

4. Failure or Delay Not Waiver. No course of dealing and no delay on the part of the Holder in exercising any of its rights shall operate as a waiver thereof or otherwise prejudice the rights of the Holder, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No right, power or remedy conferred hereby on the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

5. Waiver of Presentment. The Company and all endorsers and guarantors of this Note herein, if any, waive presentment for payment, demand, protest, notice of protest for nonpayment and notice of dishonor of this Note; waive all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note; and consent to any extension or postponement of the time of payment or any other indulgence.

6. Assignment. This Note may not be assigned, transferred or otherwise negotiated by the Holder without the prior written consent of the Company.

7. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced or disturbed thereby and the parties agree to negotiate a substitute provision in good faith that most nearly gives effect to the parties’ intentions expressed herein.

8. Successors ad Assigns. All covenants, agreements and undertakings in this Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and permitted assigns of the parties whether so expressed or not.

9. Governing Law; Consent to Jurisdiction. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without giving effect to the conflict of law provisions thereof. The Company consents to (i) the jurisdiction and venue of the Federal and State of New York courts situated in the Borough of Manhattan, City and State of New York, and (ii) service of process by any means authorized by New York or Federal law

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10. Enforcement Expenses. The Company agrees to pay and reimburse the Holder upon demand for all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that the Holder may incur in connection with (i) the exercise or enforcement of any rights or remedies (including, but not limited to, collection) granted hereunder or otherwise available to it (whether at law, in equity or otherwise), or (ii) the failure by the Company to perform or observe any of the provisions hereof.

11. Notices. Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be in writing, delivered to the addresses stated above. Either party may change by notice the address to which notices to it are to be addressed.

12. Entire Agreement; Amendment. This Note contains the entire agreement between the Company and the Holder with respect to the subject matter hereof, and supersedes every course of dealing, other conduct or oral agreement or representation previously made by the Holder. No change in this Note shall be effective unless made in a writing duly executed by the Holder and the Company.

IN WITNESS WHEREOF, the Company has caused this Note to be signed on the date first set forth above.

BTND, LLC

By:	/s/ Gary Copperud
Print Name: Gary Copperud
Title: Authorized Member

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